Exhibit 99.1

Media Relations	Consolidated Edison, Inc.
212 460 4111 (24 hours)	4 Irving Place
New York, NY 10003
www.conEdison.com

FOR IMMEDIATE RELEASE	Contact: Robert McGee 212-460-4111
February 18, 2016

CON EDISON REPORTS 2015 EARNINGS

NEW YORK - Consolidated Edison, Inc. (Con Edison) [NYSE: ED] today reported 2015 net income of $1,193 million or $4.07 a share compared with $1,092 million or $3.73 a share in 2014. Adjusted earnings, which exclude the impairment of certain assets held for sale, the gain on sale of solar electric production projects, the impact of lease in/lease out (LILO) transactions and the net mark-to-market effects of the competitive energy businesses (CEBs) were $1,196 million or $4.08 a share in 2015 compared with $1,140 million or $3.89 a share in 2014.

For the fourth quarter of 2015, net income was $176 million or $0.60 a share compared with $81 million or $0.28 a share in the fourth quarter of 2014. Adjusted earnings, which exclude the impact of the LILO transactions and the net mark-to-market effects of the CEBs, were $178 million or $0.61 a share in 2015 compared with $171 million or $0.58 a share in fourth quarter 2014.

“We embrace new technologies that are changing the energy industry, and use them to partner with our customers,” said John McAvoy, chairman and CEO of Con Edison. “Customers want more options, including the ability to generate power in their own homes or businesses and greater access to cleaner energy. We see potential throughout our businesses, and are confident that our experience and expertise make us a leader in our field.”

The following table is a reconciliation of Con Edison’s reported earnings per share to adjusted earnings per share and reported net income to adjusted earnings for the three months and year ended December 31, 2015 and 2014.

	For the Three Months Ended				For the Year Ended
	Earnings per Share		Net Income (Millions of Dollars)		Earnings per Share		Net Income (Millions of Dollars)
	2015	2014	2015	2014	2015	2014	2015	2014
Reported earnings per share (basic) and net income – GAAP basis	$0.60	$0.28	$176	$81	$4.07	$3.73	$1,193	$1,092
Impairment of assets held for sale (a)	—	—	—	—	0.01	—	3	—
Gain on sale of solar electric production projects (b)	—	—	—	—	—	(0.09)	—	(26)
LILO transactions (c)	—	0.02	—	8	—	—	—	1
Net mark-to-market effects of the CEBs (d)	0.01	0.28	2	82	—	0.25	—	73
Adjusted earnings per share and adjusted earnings – non-GAAP basis	$0.61	$0.58	$178	$171	$4.08	$3.89	$1,196	$1,140

(a)	An impairment charge of $3 million, after taxes of $2 million, was recorded related to Orange & Rockland Utilities, Inc.'s (O&R) wholly-owned subsidiary, Pike County Light & Power Company (Pike).

(b)	After taxes of $19 million.

(c)	In 2014, adjustments were made to taxes and accrued interest relating to Con Edison Development’s LILO transactions which were terminated in 2013.

(d)	After taxes of $1 million and $61 million for the three months ended December 31, 2015 and 2014, respectively, and $55 million for the year ended December 31, 2014.

The company expects its adjusted earnings for the year 2016 to be in the range of $3.85 to $4.05 per share. Adjusted earnings per share exclude the CEBs' net mark-to-market effects and the impact of the sale of their retail electric supply business. The forecast reflects capital investments of $4,153 million, which includes $985 million for the CEBs' renewable and energy infrastructure projects.
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CON EDISON REPORTS 2015 EARNINGS	page 2
Con Edison plans to meet its 2016 capital requirements, including for maturing securities, through internally-generated funds and the issuance of securities. The company’s plans include the issuance of $1,000 million to $1,500 million of long-term debt at its utility subsidiaries and the issuance of additional debt secured by its renewable electric production projects. The company's plans also include the issuance of up to $200 million of common equity in addition to equity through its dividend reinvestment, employee stock purchase and long-term incentive plans.

The results of operations for the three months and year ended December 31, 2015, as compared to the 2014 periods, primarily reflect the performance of the rate plans of Con Edison’s utility subsidiaries, growth in gas delivery service related to oil-to-gas conversions and the weather impact on its steam delivery service. The rate plans provide for revenues to cover expected increases in certain operating costs including depreciation and property taxes. In addition, the results of operations reflect higher profits from the CEB's retail electric supply business. The results of operations also include the impairment of Pike's assets held for sale, the gain on sale of solar electric production projects, the impact of the LILO transactions and the net mark-to-market effects of the CEBs.

The following table presents the estimated effect on earnings per share and net income for the 2015 periods compared to the 2014 periods, resulting from these and other major factors:

	Three Months Ended Variation		Year Ended Variation
	2015 vs. 2014		2015 vs. 2014
	Earnings per Share	Net Income (Millions of Dollars)	Earnings per Share	Net Income (Millions of Dollars)
Consolidated Edison Company of New York, Inc. (CECONY) (a)
Changes in rate plans	$0.22	$65	$0.51	$147
Weather impact on steam revenues	(0.06)	(18)	(0.04)	(13)
Operations and maintenance expenses	(0.08)	(24)	(0.02)	(5)
Depreciation and property taxes	(0.07)	(21)	(0.22)	(64)
Net interest expense	(0.02)	(5)	(0.10)	(28)
Other (b)	—	(1)	(0.04)	(11)
Total CECONY	(0.01)	(4)	0.09	26
O&R (a)
Changes in rate plans	0.01	2	0.04	13
Operations and maintenance expenses	—	—	(0.03)	(9)
Other (c)	0.01	4	(0.03)	(12)
Total O&R	0.02	6	(0.02)	(8)
CEBs
Operating revenues less energy costs	0.29	86	0.39	115
Gain on sale of solar electric production projects	—	—	(0.09)	(26)
Operations and maintenance expenses	(0.01)	(4)	(0.06)	(16)
Net interest expense	(0.01)	(3)	(0.04)	(11)
Other	0.01	4	0.05	14
Total CEBs (c)	0.28	83	0.25	76
Other, including parent company expenses (d)	0.03	10	0.02	7
Total variation	0.32	$95	0.34	$101

(a)
Under the revenue decoupling mechanisms in the utilities’ New York electric and gas rate plans and the weather-normalization clause applicable to their gas businesses, revenues are generally not affected by changes in delivery volumes from levels assumed when rates were approved.

(b)
These variations include a sales and use tax refund received and the gain on sale of non-utility properties of $9 million or $0.03 a share and $8 million or $0.03 a share, respectively, for the year ended December 31, 2014.

(c)	These variations include the impairment of Pike's assets held for sale, the impact of the LILO transactions and the net mark-to-market effects shown in the table on page 1.

(d)	Variations for the three months and year ended December 31 reflect certain income tax benefits in the 2015 periods for Con Edison (parent company) of $7 million or $0.02 a share.

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CON EDISON REPORTS 2015 EARNINGS	page 3
The Company's 2015 Annual Report on Form 10-K is being filed with the Securities and Exchange Commission. Consolidated income statements for 2015 and 2014 are attached to this press release. Additional information related to utility sales and revenues is available at www.conedison.com (select “Shareholder Services” and then select “Press Releases”).

This press release contains forward-looking statements that are intended to qualify for the safe-harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are statements of future expectations and not facts. Words such as “forecasts,” “expects,” “estimates,” “anticipates,” “intends,” “believes,” “plans,” “will” and similar expressions identify forward-looking statements. The forward-looking statements reflect information available and assumptions at the time the statements are made, and speak only as of that time. Actual results or developments may differ materially from those included in the forward-looking statements because of various factors such as those identified in reports the company has filed with the Securities and Exchange Commission, including that the company’s subsidiaries are extensively regulated and are subject to penalties; its utility subsidiaries’ rate plans may not provide a reasonable return; it may be adversely affected by changes to the utility subsidiaries’ rate plans; the intentional misconduct of employees or contractors could adversely affect it; the failure of, or damage to, its subsidiaries’ facilities could adversely affect it; a cyber-attack could adversely affect it; it is exposed to risks from the environmental consequences of its subsidiaries’ operations; a disruption in the wholesale energy markets or failure by an energy supplier could adversely affect it; it has substantial unfunded pension and other postretirement benefit liabilities; its ability to pay dividends or interest depends on dividends from its subsidiaries; it requires access to capital markets to satisfy funding requirements; its strategies may not be effective to address changes in the external business environment; and it also faces other risks that are beyond its control.

This press release also contains a financial measure, adjusted earnings (which Con Edison formerly referred to as earnings from ongoing operations), that is not determined in accordance with generally accepted accounting principles in the United States of America (GAAP). This non-GAAP financial measure should not be considered as an alternative to net income, which is an indicator of financial performance determined in accordance with GAAP. Adjusted earnings excludes from net income the net mark-to-market changes in the fair value of the derivative instruments the competitive energy businesses use to economically hedge market price fluctuations in related underlying physical transactions for the purchase or sale of electricity and gas. Adjusted earnings may also exclude from net income certain other items that the company does not consider indicative of its ongoing financial performance. Management uses this non-GAAP financial measure to facilitate the analysis of the company's financial performance as compared to its internal budgets and previous financial results. Management also uses this non-GAAP financial measure to communicate to investors and others the company’s expectations regarding its future earnings and dividends on its common stock. Management believes that this non-GAAP financial measure also is useful and meaningful to investors to facilitate their analysis of the company's financial performance.

Consolidated Edison, Inc. is one of the nation's largest investor-owned energy-delivery companies, with approximately $13 billion in annual revenues and $46 billion in assets. The company provides a wide range of energy-related products and services to its customers through the following subsidiaries: Consolidated Edison Company of New York, Inc., a regulated utility providing electric, gas and steam service in New York City and Westchester County, New York; Orange and Rockland Utilities, Inc., a regulated utility serving customers in a 1,350-square-mile-area in southeastern New York State and adjacent sections of northern New Jersey and northeastern Pennsylvania; Consolidated Edison Solutions, Inc., a retail energy services company; Consolidated Edison Energy, Inc., a wholesale energy services company; Consolidated Edison Development, Inc., a company that develops, owns and operates renewable and energy infrastructure projects and Con Edison Transmission, Inc., which invests in electric and natural gas transmission projects.

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Attachment

CONSOLIDATED EDISON, INC.
CONSOLIDATED INCOME STATEMENT

	For the Three Months Ended		For the Years Ended
	December 31,		December 31,
	2015	2014	2015	2014
	(Unaudited)
	(Millions of Dollars/Except Share Data)
OPERATING REVENUES
Electric	$1,895	$1,956	$8,832	$9,114
Gas	416	420	1,709	1,933
Steam	100	143	629	628
Non-utility	296	310	1,384	1,244
TOTAL OPERATING REVENUES	2,707	2,829	12,554	12,919
OPERATING EXPENSES
Purchased power	570	797	2,973	3,417
Fuel	32	54	248	285
Gas purchased for resale	79	184	495	811
Other operations and maintenance	859	811	3,344	3,294
Depreciation and amortization	290	275	1,130	1,071
Taxes, other than income taxes	478	458	1,937	1,877
TOTAL OPERATING EXPENSES	2,308	2,579	10,127	10,755
Gain on sale of solar electric production projects	—	—	—	45
OPERATING INCOME	399	250	2,427	2,209
OTHER INCOME (DEDUCTIONS)
Investment and other income	4	1	35	54
Allowance for equity funds used during construction	1	(2)	5	2
Other deductions	(4)	(3)	(16)	(14)
TOTAL OTHER INCOME (DEDUCTIONS)	1	(4)	24	42
INCOME BEFORE INTEREST AND INCOME TAX EXPENSE	400	246	2,451	2,251
INTEREST EXPENSE
Interest on long-term debt	163	149	632	587
Other interest	5	6	24	5
Allowance for borrowed funds used during construction	(1)	1	(3)	(1)
NET INTEREST EXPENSE	167	156	653	591
INCOME BEFORE INCOME TAX EXPENSE	233	90	1,798	1,660
INCOME TAX EXPENSE	57	9	605	568
NET INCOME	$176	$81	$1,193	$1,092
Net income per common share — basic	$0.60	$0.28	$4.07	$3.73
Net income per common share — diluted	$0.60	$0.28	$4.05	$3.71
AVERAGE NUMBER OF SHARES OUTSTANDING — BASIC (IN MILLIONS)	293.2	292.9	293.0	292.9
AVERAGE NUMBER OF SHARES OUTSTANDING — DILUTED (IN MILLIONS)	294.6	294.0	294.4	294.0